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                                                                       EXHIBIT 1


                                   AGREEMENT

                    RESPECTING JOINT FILING OF SCHEDULE 13D

         The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D reporting each of the undersigned's ownership of shares of common stock of NationsRent, Inc., a Delaware corporation, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned. The undersigned are entering into this Joint Filing Agreement as a result of being parties to that certain Voting Agreement dated as of July 20, 1999. In the event the Voting Agreement terminates, then this Joint Filing Agreement shall also terminate.

         IN WITNESS THEREOF this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same Agreement, and this Agreement may be effected by a written facsimile signature of each party.

Dated July __, 1999.


                                    KIRK HOLDINGS LIMITED PARTNERSHIP

                                    By: KIRK HOLDINGS, INC., its General Partner

                                    By: /s/ James L. Kirk
                                        ----------------------------------------
                                        James L. Kirk, President


                                    KIRK HOLDINGS, INC.

                                    By: /s/ James L. Kirk
                                        ----------------------------------------
                                        James L. Kirk, President


                                    /s/ James L. Kirk
                                    --------------------------------------------
                                    James L. Kirk


                                    H. FAMILY INVESTMENTS, INC.

                                    By: /s/ H. Wayne Huizenga, Jr.
                                        ----------------------------------------
                                        H. Wayne Huizenga, Jr.
                                        President and Sole Director


                                    /s/ H. Wayne Huizenga, Jr.
                                    --------------------------------------------
                                    H. Wayne Huizenga, Jr.


                                    HUIZENGA INVESTMENTS LIMITED PARTNERSHIP

                                    By: HUIZENGA INVESTMENTS, INC.,
                                        its General Partner

                                    By: /s/ Cris V. Branden
                                        ----------------------------------------
                                        Cris V. Branden, Treasurer


                                    HUIZENGA INVESTMENTS, INC.

                                    By: /s/ Cris V. Branden
                                        ----------------------------------------
                                        Cris V. Branden, Treasurer


                                    /s/ H. Wayne Huizenga
                                    --------------------------------------------
                                    H. Wayne Huizenga



                                    THE 1997 RAY L. AND ELLEN M. O'NEAL
                                    IRREVOCABLE TRUST FOR DON R. O'NEAL


                                    By: /s/ Don R. O'Neal
                                        ----------------------------------------
                                        Don R. O'Neal, as Trustee


                                    /s/ Don R. O'Neal
                                    --------------------------------------------
                                    Don R. O'Neal